Exhibit 10.39

THIRD AMENDMENT

TO THE 2014 EQUITY INCENTIVE PLAN

OF CYTORI THERAPEUTICS, INC.

THIS THIRD AMENDMENT TO the 2014 EQUITY INCENTIVE PLAN of CYTORI THERAPEUTICS, INC. (this “Amendment”), dated as of January 26, 2017, is made and adopted by CYTORI THERAPEUTICS, INC., a Delaware corporation (the “Company”).  Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Plan (as defined below).

RECITALS

WHEREAS, the Company has adopted the 2014 Equity Incentive Plan of Cytori Therapeutics, Inc. (the “Plan”);

WHEREAS, the Company desires to amend the Plan as set forth below;

WHEREAS, pursuant to Section 18 of the Plan, the Plan may be amended by the Board of Directors of the Company or the Committee; and

WHEREAS, the Board of Directors of the Company has approved this Amendment pursuant to resolutions adopted on January 26, 2017.

NOW, THEREFORE, in consideration of the foregoing, the Company hereby amends the Plan as follows:

1. Section 5.3(c) of the Plan is hereby amended to read as follows:

“(c) Nonemployee Director Compensation.  Notwithstanding any provision to the contrary in the Plan, the Board may establish compensation for Nonemployee Directors from time to time, subject to the limitations in the Plan.  The Board will from time to time determine the terms, conditions and amounts of all such Nonemployee Director compensation in its discretion and pursuant to the exercise of its business judgment, taking into account such factors, circumstances and considerations as it shall deem relevant from time to time, provided that the sum of any cash compensation, or other compensation, and the value (determined as of the grant date in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto) of Awards granted to a Nonemployee Director as compensation for services as a Nonemployee Director during any calendar year of the Company may not exceed $500,000, increased to $700,000 in the calendar year of his or her initial service as a Nonemployee Director (the “Director Limit”).  The Board may make exceptions to the Director Limit for individual Nonemployee Directors in extraordinary circumstances, as the Board may determine in its discretion, provided that the Nonemployee Director receiving such additional compensation may not participate in the decision to award such compensation or in other contemporaneous compensation decisions involving Nonemployee Directors.”

2. This Amendment shall be and is hereby incorporated in and forms a part of the Plan.  All other terms and provisions of the Plan shall remain unchanged except as specifically modified herein.  The Plan, as amended by this Amendment, is hereby ratified and confirmed.

I hereby certify that the foregoing Amendment was duly adopted by the Board of Directors of Cytori Therapeutics, Inc. on January 26, 2017.

By:	/s/ Jeremy Hayden
Name:	Jeremy Hayden
Title:	General Counsel

US-DOCS\74905130.2